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                               CREDIT AGREEMENT


THIS CREDIT AGREEMENT (the "Agreement") dated as of June 26, 1998 (the "Effective Date") is between THE SPORTSMAN'S GUIDE, INC. (the "Borrower"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION ("Norwest") and M&I MARSHALL & ILSLEY BANK ("M&I") (M&I and Norwest each referred to herein as a "Bank" and collectively as "Banks"), and Norwest as agent for the Banks (in such capacity, the "Agent").

                                  BACKGROUND

The Borrower has requested the Banks to provide it with a $20,000,000.00 committed revolving line of credit (the "Line"). The Borrower intends to use the Line for general corporate purposes, including the issuance of standby and documentary letters of credit.

The Banks are willing to grant the request of the Borrower, subject to the terms and conditions hereof.

In consideration of the above premises, the Borrower and the Banks agree as follows:

1.  DEFINITIONS

1.1  In addition to those terms defined in the above Recitals, as used herein:

     "Advance" shall mean an advance of funds under the Line.

     "Agreement" shall mean this Credit Agreement and all amendments and supplements hereto which may from time to time become effective hereafter.

     "Base Rate" shall mean the "base" or "prime" rate of interest established by Norwest as in effect and announced from time to time.

     "Base Rate Borrowing" shall mean those Advances bearing interest at all times at a variable rate determined by reference to the Base Rate.

     "Borrowed Money" shall mean funds obtained by incurring contractual indebtedness, but shall not include money borrowed from any Bank.

     "Borrowing Base" shall mean 80% of Eligible Accounts Receivable plus 60% of Eligible Inventory; provided that (i) the maximum amount of borrowing base availability based on Eligible Inventory shall be $17,000,000.00, and (ii) the Banks shall have the right to modify the percentages contained in this Section based upon reasonable commercial standards and upon 30 days prior written notice to the Borrower.

     "Business Day" shall mean for all purposes other than those described in the following clause (i), any day on which the Agent is open for transacting substantially all of its commercial business, and (ii) with respect to all notices and determinations in connection with, and payments of principal of and interest on, LIBOR Borrowings, any Business Day described in preceding clause (i) on which trading by and between banks in United States Dollar deposits in the London Interbank LIBOR market is transacted.

     "Closing Date" shall mean the date on which this Agreement is fully executed and delivered to the Agent.

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     "Deferred Payment Plan" shall mean the Borrower's payment plan whereby the customer is billed on their credit card for the full amount of the customer's total order on a date which is up to 100 days following the date of shipment.

     "Documentary L/C" shall mean a documentary letter of credit issued by the Agent for the account of the Borrower pursuant to Section 2.12 hereof.

     "Documentary L/C Agreement" shall mean any Master Security Agreement for Irrevocable Letter of Credit (Commercial) or replacement document that is executed by the Borrower and delivered to the Agent during the term of this Agreement.

     "Documents" shall mean the Revolving Notes, each Standby L/C Agreement, the Documentary L/C Agreement, the Security Agreement and this Agreement.

     "Eligible Accounts Receivable" shall mean all accounts receivable owed to the Borrower, less ineligibles as defined in the form of Borrowing Base Certificate attached hereto.

     "Eligible Inventory" shall mean all inventory owned by the Borrower, plus inventory being purchased under Documentary L/Cs, less the exclusions described in the form of Borrowing Base Certificate attached hereto.

     "Events of Default" shall mean any and all events of default described in Section 8 hereof.

     "E-Z Pay Plan" shall mean the Borrower's payment plan whereby the customer is billed on their credit card for one-fourth of the customer's total order at the time of purchase, and for the balance in three equal monthly installments over the next three months following the date of purchase.

     "Facility Fee" shall mean the fee payable to the Banks under Section 3.1 hereof.

     "GAAP" shall mean Generally Accepted Accounting Principles applied on a basis consistent with those reflected in the financial statements referred to in Section 6(e) hereof.

     "Interest Period" means, with respect to any LIBOR Borrowing, the period commencing on, as the case may be, the date on which such LIBOR Borrowing is made or the date on which such LIBOR Borrowing results from the conversion of a Base Rate Borrowing, and ending seven days or one, two, three or six months thereafter, or such other time period as the Agent may quote to the Borrower, as selected in a notice of borrowing, continuance or conversion as provided herein; provided, however, that (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day, (ii) the Borrower may not select an Interest Period that would otherwise extend beyond the Line Expiration Date, (iii) if no notice is given with respect to selection of an Interest Period, the affected LIBOR Borrowing shall be converted to a Base Rate Borrowing on the last day of the Interest Period then in effect, and (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a date for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), other than an Interest Period of less than one month, shall end on the last Business Day of a calendar month.

     "LIBOR Borrowing" shall mean those Advances bearing interest at all times during the relevant Interest Period, at a fixed rate determined by reference to the LIBOR Rate.

     "LIBOR Rate" shall mean, with respect to any Interest Period for any LIBOR Borrowing, the rate per annum equal to the offered quotation to the Agent in the London Interbank LIBOR market for United States Dollar deposits for delivery on the first day of such Interest Period, for the number of days in such

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Interest Period, and in an amount comparable to the principal amount of the related LIBOR Borrowing to be outstanding during such Interest Period, determined as of approximately 12:00 Noon, Minneapolis time, two Business Days before the beginning of such Interest Period.

     "Line" shall mean a revolving line of credit established by the Banks for the benefit of the Borrower in the aggregate amount of $20,000,000.00.

     "Line Expiration Date" shall mean, initially July 31, 1998; provided that such date shall be automatically extended in one-year increments (but in no event beyond July 31, 2003) unless any party hereto gives written notice to the other parties on or before the May 31 immediately preceding the then current Line Expiration Date, commencing May 31, 1999, stating that the Line Expiration Date will not be extended.

     "Line Percentages" shall mean, relative to any Bank, the percentages identified as such set forth opposite the signature block for such Bank on the last page of this Agreement.

     "Net Income" means, with respect to any period, the net income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) for such period determined in accordance with generally accepted accounting principles as in effect from time to time.

     "Permitted Liens" shall mean (i) liens in favor of Norwest as Agent for the Banks on a pro rata basis, (ii) liens existing as of the Closing Date and disclosed to the Banks in writing, (iii) liens for taxes not delinquent or which the Borrower is contesting in good faith in a manner that prevents enforcement of the matters being contested and for which adequate reserves have been provided, and (iv) purchase money liens securing indebtedness otherwise permitted under this Agreement, but only extending to the goods so acquired.

     "Reserve Adjusted LIBOR Rate" shall mean, for any Interest Period, a rate per annum equal to the rate obtained by dividing (i) the LIBOR Rate for such Interest Period by (ii) a percentage equal to 1 minus the Reserve Requirement in effect from time to time during such Interest Period.

     "Reserve Requirement" shall mean, relative to the Interest Period applicable to any LIBOR Borrowing, a percentage (expressed as a decimal) equal to the aggregate maximum reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such Interest Period) on the first day of such Interest Period, as specified under F.R.S. Board Regulation D or any other F.R.S. Board regulation then in effect which prescribes reserve requirements applicable to non-personal time deposits (as currently defined in such Regulation D), applicable to the class of banks of which the Banks are members, on deposits of the type used as a reference in determining the Reserve Adjusted LIBOR Rate and having a maturity approximately equal to such Interest Period.

     "Required Banks" shall mean any group of Banks which, in the aggregate, has commitments of 66.67% or more of the aggregate amount of the Line.

     "Revolving Notes" shall mean the promissory notes of the Borrower substantially in the form of attached Exhibits A-1 and A-2, evidencing Advances under the Line.

     "Service Fee" shall mean that portion of interest to be retained by the Agent from each payment made by the Borrower under the Line (in addition to interest earned by the Agent in its capacity as a Bank) which fees shall be equal to five basis points with respect to LIBOR Borrowings, fifteen basis points with respect to Base Rate Borrowings, and five basis points with respect to Standby L/C and Documentary L/C credit fees.

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     "Standby L/C" shall mean a standby letter of credit issued by the Agent for the account of the Borrower pursuant to Section 2.11 hereof.

     "Standby L/C Agreement" shall mean any Application and Agreement for Irrevocable Standby Letter of Credit or replacement document that is executed by the Borrower and delivered to the Agent during the term of this Agreement.

     "Tangible Net Worth" means Total Net Worth less the following types of assets: (1) leasehold improvements; (2) receivables and other investments in or amounts due from any shareholder, director, officer, employee or other person or entity related to or affiliated with the Borrower; and (3) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs and other like assets properly classified as intangible.

     "Total Liabilities" shall mean the aggregate amount of the Borrower's total liabilities, determined according to generally accepted accounting principles.

     "Total Net Worth" means total assets less Total Liabilities, determined according to generally accepted accounting principles.

2.  THE LINE

2.1 ADVANCES. Subject to the other provisions of this Agreement, each Bank shall make Advances to the Borrower under the Line from time to time from the effective date hereof until the Line Expiration Date in aggregate principal amounts not exceeding such Bank's Line Percentage of the lesser of the Borrowing Base or TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), at any one time outstanding. Each Advance will be requested to the Agent in writing by an authorized employee of the Borrower. Each Advance shall be made on a Business Day, and shall be comprised of either a Base Rate Borrowing or a LIBOR Borrowing, as requested by the Borrower. Any Advance for which the Borrower fails to specify at the time of the related request either a Base Rate Borrowing or a LIBOR Borrowing shall be a Base Rate Borrowing. Requests for Advances must be received by the Agent no later than 12:00 Noon, Minneapolis time, on the day of an Advance comprised of a Base Rate Borrowing, and no later than 12:00 Noon, Minneapolis time, on the second Business Day immediately preceding an Advance comprised of a LIBOR Borrowing. The person making the request may ask the Agent to quote an indication of the LIBOR Rate which would be applicable to the Advance for an Interest Period specified by such person. If the person does not immediately accept the quoted LIBOR Rate, the related Advance shall be a Base Rate Borrowing.
If the quoted LIBOR Rate is immediately accepted, the requested Advance shall be a LIBOR Borrowing; provided, however, that each Advance comprised of a LIBOR Borrowing shall be in the amount of $500,000.00, or greater. Each request for an advance shall be deemed a representation and warranty by the Borrower that the representations and warranties set forth in Section 6 hereof are true as of the date of such request. Each Advance will be evidenced by a notation on each Bank's records, which shall be conclusive evidence of such Advance. Within the limits of the Line and subject to the terms and conditions hereof, the Borrower may borrow, prepay pursuant to
Section 2.8 hereof and reborrow pursuant to this Section 2.1.

2.2 ADVANCE PROCEDURES. The Agent shall notify each Bank of each request for an Advance by telephone or fax no later than 1:00 p.m., Minneapolis time on the day on which the Agent received the request. Subject to the notice requirements of Section 2.1 hereof and to the further provisions of this
Section 2.2, the Agent will make the Advance to the Borrower no later than 4:30 p.m., Minneapolis time, on the Business Day requested by the Borrower. On or before 3:30 p.m., Minneapolis time, on such Business Day, each Bank shall deposit with the Agent same-day funds in an amount equal to such Bank's Percentage of the related Advance. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Banks. To the extent funds are received from the Banks in accordance with this Section 2.2, the Agent shall make such funds available to the Borrower by wire

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transfer or internal transfer to the account(s) the Borrower shall have designated to the Agent at or before the time of the related request. Unless the Agent shall have received notice from a Bank prior to the date on which such Bank is to provide funds to the Agent for an Advance to be made by such Bank that such Bank will not make available to the Agent such funds, the Agent may assume that such Bank has made such funds available to the Agent on the date of such Advance in accordance with Section 2.2 and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.

2.3 CONTINUATION OF LIBOR BORROWINGS. LIBOR Borrowings may be continued as such upon the expiration of an Interest Period with respect thereto by compliance with the notice provisions set forth in Section 2.1 hereof. If the Borrower shall fail to notify the Agent of its desire to continue a LIBOR Borrowing as described in the first sentence of this Section 2.3, such borrowing shall be automatically converted to a Base Rate Borrowing on the last day of the existing Interest Period.

2.4 CONVERSION. For so long as there exists no Event of Default, and subject to the dollar restrictions specified in Section 2.1 hereof, the Borrower may elect to convert any Base Rate Borrowing to a LIBOR Borrowing by compliance with the notice provisions set forth in Section 2.1 hereof. The Borrower may elect to convert any LIBOR Borrowing to a Base Rate Borrowing on the last day of the related Interest Period by compliance with the notice provisions set forth in Section 2.1 hereof.

2.5 INTEREST RATES. (a) Interest on that portion of the outstanding principal of the Revolving Notes comprised of Base Rate Borrowings shall be calculated at an annual rate equal to the Base Rate in effect from time to time less one-half of one percent (0.50%), and shall change as and when the Base Rate changes. Interest shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

     (b) Interest on the unpaid principal of LIBOR Borrowings shall be calculated for each Interest Period at a fixed annual rate equal to the sum of the Reserve Adjusted LIBOR Rate determined for such Interest Period plus one and eight-tenths percent (1.80%). Interest shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

2.6 INTEREST PAYMENTS. Interest on the unpaid principal of Base Rate Borrowings shall be payable monthly, on the first day of each month, and on the Line Expiration Date. Interest on the unpaid principal of each LIBOR Borrowing shall be payable monthly, on the first day of each month, and on the final day of each Interest Period and on the Line Expiration Date.

2.7 PRINCIPAL PAYMENTS. The principal of the Revolving Notes shall be repayable on the Line Expiration Date. In addition, between December 1 and March 1 of each fiscal year, the Borrower shall pay down the principal of the Revolving Notes for at least 30 consecutive days to an amount not exceeding $6,000,000.00 plus 80% of Eligible Accounts Receivable under the E-Z Pay Plan as of the previous month-end.

2.8  PREPAYMENTS.  The Borrower may at any time prepay Base Rate
Borrowings in whole or from time to time in part without premium or penalty. Any prepayment of a LIBOR Borrowing on a date other than the last day of the relevant Interest Period shall be accompanied by a prepayment fee equal to the amount, if any, by which:

     (1) the additional interest expense that would have been incurred by the Banks for LIBOR cost in the amount prepaid, if it had not been prepaid until the last day of the applicable Interest Period, exceeds

     (2) the interest that would have been recoverable by the banks by reinvesting the amount of principal prepaid from the prepayment date to the last day of the applicable interest period in U.S. Government securities having a maturity date on or about that date.

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      This is expressed as:

            [LIBOR Cost X $ X days]  -  [Treasury Bill Rate X $ X days]
            -----------------------     -------------------------------
                       360                            360

2.9 METHOD OF PAYMENTS. The Borrower shall make each payment under this Agreement and under the Revolving Notes not later than 1:00 P.M. (Minneapolis time) on the date when due in lawful money of the United States to the Agent at its Principal Office for the account of each Bank in immediately available funds. The Agent will, by 3:30 P.M. (Minneapolis time), cause to be distributed (1) such payments of principal and interest (less the Service Fee retained by the Agent) in immediately available funds to each Bank in the proportion that such Bank's Line Percentage bears to the total amount of the payment, and (2) other fees payable to any Bank to be applied in accordance with the terms of this Agreement. The Borrower hereby authorizes each Bank, if and to the extent payment is not made when due under this Agreement or under the Revolving Notes, to charge from time to time against any account of the Borrower with such Bank any amount as due. Whenever any payment to be made under this Agreement or under the Revolving Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest and the Facility Fee, as the case may be.

2.10 UNAVAILABILITY OF LIBOR BORROWINGS. Notwithstanding any other provision hereof, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof by any governmental authority, agency or instrumentality or any court makes it unlawful for any Bank to make or maintain LIBOR Borrowings as contemplated by this Agreement, such Bank and the Agent shall give notice (by telephone confirmed in writing) thereof to the Borrower, and (i) such Bank's commitment to make LIBOR Borrowings shall forthwith be canceled, (ii) each then-outstanding LIBOR Borrowing (if any) shall automatically be converted to a Base Rate Borrowing on the last day of the then-current Interest Period for such LIBOR Borrowing or within such earlier period as required by law, and (iii) such Bank shall thereafter make any requested LIBOR Borrowing available as a Base Rate Borrowing. The Borrower hereby agrees promptly to pay such Bank, upon demand, any additional amount necessary to compensate such Bank for any costs incurred by such Bank in making any conversion of LIBOR Borrowings in accordance with this Section 2.10, including (but not limited to) any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain such LIBOR Borrowings (the Bank's notice of such costs, as certified to the Borrower, to be conclusive absent manifest error).

2.11 STANDBY LETTERS OF CREDIT. Norwest is hereby designated as Agent to issue Standby Letters of Credit on behalf of the Banks. Any draw under a Standby L/C that is not reimbursed on the same day shall be considered a loan by the Banks under the Line.

(a) ISSUANCE AND EXPIRATION. Prior to the Line Expiration Date, the Agent agrees to issue Standby L/Cs for the account of the Borrower, provided that the Borrower is in compliance with the terms of this Agreement. Each Standby L/C must have a maximum expiry of no later than the Line Expiration Date, unless approved for a longer time period by the Banks in their discretion. Prior to the issuance of a Standby L/C, the Borrower will execute the Agent's standard Application and Agreement for Irrevocable Standby Letter of Credit (the "Standby L/C Agreement") and such other documents as the Agent deems necessary. At its discretion, the Agent may issue Standby L/Cs in currencies other than U.S. Dollars.

      The face amount of Standby L/Cs and Documentary L/Cs issued under the Line and any unreimbursed draws shall not at any one time outstanding exceed $ 7,500,000.00.

(b) FEES AND EXPENSES. The Borrower shall pay to the Agent a credit fee of 1.80% per annum on the face amount of each Standby L/C, and calculated on the basis of actual days elapsed in a 360-day year, with a minimum fee of $300.00. The Service Fee and a $300.00 minimum fee shall be

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      retained by the Agent and the balance shall be paid by the Agent to the
      Banks according to their respective Line Percentages. This fee shall be paid in advance and is in addition to all other fees or expenses provided for in the L/C Application, which shall be for the account of the Agent.

(c) REDUCTION OF LINE AVAILABILITY. Availability under the Line shall be reduced dollar for dollar by the face amount of all outstanding Standby L/Cs, plus any unreimbursed draws. Without limiting any rights and remedies available to the Agent under any Standby L/C Agreement, any draw under a Standby L/C may, at the Agent's option, be repaid through an automatic advance under the Line, which shall be repayable according to the terms of this Agreement.

(d) CASH COLLATERALIZATION OF OUTSTANDING STANDBY L/Cs. For so long as any Event of Default exists under this Agreement or upon expiration of the Line, the Banks may require the Borrower to deposit with it in an account, immediately available funds equal to the face amount of outstanding Standby L/Cs. The Borrower hereby grants the Banks a security interest in these funds as security for all of the Borrower's obligations to the Banks.

2.12 DOCUMENTARY LETTERS OF CREDIT. Norwest is hereby designated as Agent to issue Documentary Letters of Credit on behalf of the Banks. Any draw under a Documentary L/C that is not reimbursed on the same day shall be considered a loan by the Banks under the Line.

(a) ISSUANCE AND EXPIRATION. Prior to the Line Expiration Date, the Agent agrees to issue Documentary L/Cs for the account of the Borrower, provided that the Borrower is in compliance with the terms of this Agreement. Each Documentary L/C must have a maximum expiry of no later than three months beyond the Line Expiration Date and must require drafts payable at sight or for acceptance up to 90 days, but not exceeding three months beyond the Line Expiration Date. Prior to the issuance of a Documentary L/C, the Borrower will execute the Agent's standard Master Security Agreement for Irrevocable Letter of Credit (Commercial) (the "Documentary L/C Agreement") and such other documents as the Agent deems necessary. At its discretion, the Agent may issue Documentary L/Cs in currencies other than U.S. Dollars.

      The face amount of Documentary L/Cs and Standby L/Cs issued under the Line and any unreimbursed draws shall not at any one time outstanding exceed $ 7,500,000.00.

(b) FEES AND EXPENSES. The Agent's standard operational charges and fees will be charged for each Documentary L/C and shall be for the account of the Agent. In addition, the Borrower shall pay to the Agent a credit fee of 1.80% per annum on the face amount of each Documentary L/C and time draft, calculated on the basis of actual days elapsed in a 360-day year. The Service Fee shall be retained by the Agent and the balance shall be paid by the Agent to the Banks according to their respective Line Percentages. This fee shall be paid in advance at the time of issuance of each Documentary L/C, based upon the combined tenor of the Documentary L/C and any related time drafts and is in addition to all other fees or expenses provided for in the L/C Application, which shall be for the account of the Agent.

(c) REDUCTION OF LINE AVAILABILITY. Availability under the Line shall be reduced dollar for dollar by the face amount of all outstanding Documentary L/Cs, plus any unreimbursed draws. Without limiting any rights and remedies available to the Agent under the Documentary L/C Agreement and related documents, any draw under a Documentary L/C may, at the Agent's option, be repaid through an automatic advance under the Line, which shall be repayable according to the terms of this Agreement.

(d) CASH COLLATERALIZATION OF OUTSTANDING DOCUMENTARY L/Cs. For so long as any Event of Default exists under this Agreement or upon expiration of the Line, the Banks may require the Borrower to deposit with it in an account immediately available funds equal to the face amount of outstanding

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      Documentary L/Cs.  The Borrower hereby grants the Banks a security interest in these funds as security for all of the Borrower's obligations to the Banks.

3.  FEES AND EXPENSES

3.1 FACILITY FEE. Prior to the Line Expiration Date, the Borrower will pay the Agent, quarterly in advance, on behalf of the Banks, the Facility Fee, which shall be calculated as one-eighth of one percent (0.125%) per annum of the amount of the Line. This fee shall be calculated on the basis of actual days elapsed in a 360 day year.

3.2 DOCUMENTATION EXPENSES. The Borrower agrees to reimburse the Agent for its reasonable expenses relating to the preparation of the Documents and any possible future amendments to the Documents, which reimbursement may include, but shall not be limited to, reimbursement of reasonable attorneys' fees, including the allocated costs of the Agent's in-house counsel, provided that reimbursement for preparation of the Documents shall not be in excess of $3,000.00. Despite the payment by the Borrower of the legal expenses of the Agent, Agent's counsel is engaged solely to represent the Agent and does not and cannot represent the Borrower.

3.3 COLLECTION EXPENSES. In the event the Borrower fails to pay the Banks any amounts due under this Agreement or under the Documents, the Borrower will pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by the Banks.

4.  SECURITY

      To secure the Revolving Notes and the performance of its additional obligations as set forth hereunder, prior to or simultaneous with the first borrowing hereunder, the Borrower shall execute and deliver to the Banks a security agreement and financing statements, in form and substance satisfactory to the Banks, granting to the Agent on behalf of the Banks a first security interest in all Borrower's present and after-acquired accounts, inventory, equipment and general intangibles, wherever located.

5.  CONDITIONS PRECEDENT

      The Borrower must deliver to the Banks the documents described in Exhibit B, properly executed and in form and content acceptable to the Banks, prior to the Banks' initial advance or disbursement under this Agreement.

6.  REPRESENTATIONS AND WARRANTIES

      To induce the Banks to enter into this Agreement, the Borrower, to the best of its knowledge and upon due inquiry, makes the representations and warranties set forth below. Each request for an Advance under this Agreement constitutes a reaffirmation of these representations and warranties.

  (a) ORGANIZATIONAL STATUS. The Borrower is a corporation duly organized and in good standing under the laws of the State of Minnesota.

  (b) OTHER JURISDICTIONS. The Borrower is duly qualified to do business and is in good standing in any additional jurisdictions where, on advice of legal counsel, registration was deemed necessary.

  (c) AUTHORIZATION. This Agreement, and the execution and delivery of the Documents required hereunder, is within the Borrower's powers, has been duly authorized and does not conflict with any of its organizational documents or any other agreement by which the Borrower is bound, and has been signed by all persons authorized and required to do so under its organizational documents.

  (d) ENFORCEABILITY. This Agreement is, and the Revolving Notes when issued will be, valid and binding in accordance with their terms.

  (e) FINANCIAL REPORTS. The Borrower has provided the Banks with its annual audited financial statement dated December 28,1997 and its unaudited interim financial statement dated May 31, 1998, and these statements fairly represent the financial condition of the Borrower as of their respective dates and were prepared in accordance with GAAP.

  (f) LITIGATION. There is no litigation or governmental proceeding pending or threatened against the Borrower which could have a material adverse effect on the Borrower's financial condition or business.

  (g) INSURANCE. The Borrower is in compliance with the insurance requirements contained in Section 7.3(e) of this Agreement.

  (h) TAXES. The Borrower has paid when due all federal, state and local taxes.

  (i) NO DEFAULT. There is no event which is, or with notice or the lapse of time would be, an Event of Default under this Agreement.

  (j) ERISA. The Borrower is in compliance in all material respects with ERISA and has received no notice to the contrary from the PBGC or other governmental entity.

  (k) ENVIRONMENTAL MATTERS. To its knowledge, 1) The Borrower is in compliance in all material respects with all health and environmental laws applicable to the Borrower and its operations and knows of no conditions or circumstances that could interfere with such compliance in the future; 2) the Borrower has obtained all environmental permits and approvals required by law for the operation of its business; and 3) the Borrower has not identified any "recognized environmental conditions", as that term is defined by the American Society for Testing and Materials in its standards for environmental due diligence, which could subject the Borrower to enforcement action if brought to the attention of appropriate governmental authorities.

7.  COVENANTS

      During the time period that credit is available under the Line or there are any outstanding Standby L/Cs or Documentary L/Cs or unreimbursed draws thereunder, and thereafter until all amounts due under the Documents are paid in full, unless the Banks shall otherwise agree in writing, the Borrower agrees to:

7.1  FINANCIAL INFORMATION

(a)   Annual Requirements

  (i) ANNUAL AUDITED FINANCIAL STATEMENTS. Provide the Banks within 90 days of the Borrower's fiscal year end, the Borrower's annual financial statements. The statements must be audited with an unqualified opinion by an independent certified public accountant acceptable to the Banks and be accompanied by: (i) a compliance certificate from such accountant in form acceptable to the Banks, and (ii) any management letter or management's discussion and analysis related to such financial statements.

(b)   Quarterly Requirements

  (i) INTERIM FINANCIAL STATEMENTS. Provide the Banks within 45 days of each fiscal quarter end, the Borrower's interim financial statements in the form submitted to the Securities and Exchange Commission, accompanied by any related management's discussion and analysis.

(c) Monthly Requirements. Provide the Banks within 30 days of each fiscal month end (except for the Borrowing Base Certificate):

  (i) INTERIM FINANCIAL STATEMENTS. The Borrower's interim financial statements in form acceptable to the Banks and certified as correct by an officer acceptable to the Banks, accompanied by any related management's discussion and analysis.

 (ii) ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. An accounts receivable aging report and an accounts payable aging report in form acceptable to the Banks, current through the end of that period and certified as correct by an officer of the Borrower acceptable to the Banks.

(iii) INVENTORY AGING. An inventory aging in form acceptable to the Banks, current through the end of that period and certified as correct by an officer of the Borrower acceptable to the Banks.

 (iv) COMPLIANCE CERTIFICATE. A compliance certificate in the form of Exhibit C hereto and certified as correct by an officer of the Borrower acceptable to the Banks.

  (v) BORROWING BASE CERTIFICATE. Provide the Banks within 15 days of each fiscal month end, a Borrowing Base Certificate in the form of Exhibit D, current through the end of that period and certified as correct by an officer of the Borrower acceptable to the Banks.

(d)   Other Requirements

  (i) FINANCIAL PROJECTIONS AND BUDGET. Provide the Banks no later than 30 days prior to each fiscal year end, a monthly budget for the next fiscal year and financial projections on an annual basis for the Borrower's operations for the next two fiscal years, all in form acceptable to the Banks, and all of which shall be treated as confidential by the Banks according to their normal commercial standards.

 (ii) NOTICES. Provide the Banks prompt written notice of: 1) any event which has or might after the passage of time or the giving of notice, or both, constitute an event of default under the Documents, 2) any event that would cause the representations and warranties contained in this Agreement to be untrue, or 3) any change of ownership of any leased real estate, upon Borrower's knowledge thereof.

(iii) ADDITIONAL INFORMATION. Provide the Banks with, promptly upon filing, copies of any reports filed with the Securities and Exchange Commission, copies of any press releases issued by the Borrower and such other information as the Banks may reasonably request, and permit the Banks to visit and inspect its properties and examine its books and records.

7.2  FINANCIAL COVENANTS

(a) TANGIBLE NET WORTH. Maintain at all times a minimum Tangible Net Worth of at least $13,000,000 plus 50% of cumulative positive Net Income reported for each fiscal quarter end beginning with the quarter ending March 29, 1998.

(b) TOTAL LIABILITIES TO TOTAL NET WORTH RATIO. Maintain at all times a ratio of Total Liabilities to Total Net Worth of less than 2.25 to 1.0.

(c) NET INCOME. Achieve a minimum Net Income of $2,000,000 reported as of each fiscal quarter end on a rolling four quarters basis.

7.3  OTHER COVENANTS

(a) OTHER LIENS. Refrain from allowing any security interest or lien on property it or any subsidiary owns now or in the future, except:

            (i)   liens in favor of the Banks;

            (ii) liens for taxes not delinquent or which the Borrower is contesting in good faith;

            (iii) liens outstanding on the date of this Agreement as shown on Schedule 1 to this Agreement; or

            (iv)   purchase money security interests.

(b)   ADDITIONAL BORROWINGS.  Refrain from incurring any indebtedness except
      (i) existing indebtedness as shown on Schedule 2 to this Agreement, and
      (ii) purchase money indebtedness (including capitalized leases) for the acquisition of fixed assets in the ordinary course of business.

(c) GUARANTIES. Refrain from assuming, guaranteeing, endorsing or otherwise becoming contingently liable for any obligations of any other person, except for those guaranties outstanding as of the Effective Date as shown on Schedule 3 to this Agreement.

(d) CAPITAL EXPENDITURES. Refrain from making, or committing to make, capital expenditures (including the total amount of any capital leases) in an aggregate amount exceeding $3,000,000 in any single fiscal year.

(e) INSURANCE. Cause its properties to be adequately insured by a reputable insurance company against loss or damage and to carry such other insurance (including business interruption insurance) as is usually carried by persons engaged in the same or similar business.

(f) TAXES. Pay, when due, all taxes assessed against it or its property except to the extent and so long as contested in good faith.

(g) CORPORATE EXISTENCE. Maintain its corporate existence and comply with all laws and regulations applicable thereto.

(h) MERGER OR DISSOLUTION. Refrain from entering into any transaction of merger or consolidation, or transferring, selling, assigning, leasing or otherwise disposing of all or a substantial part of its properties or assets (including a transfer, sale, assignment or lease to a subsidiary or affiliate), or any assets or properties necessary or desirable for the proper conduct of its business, or changing the nature of its business, or winding up, liquidating or dissolving, or agreeing to do any of the foregoing.

(i) MAINTENANCE OF PROPERTIES. Make all repairs, renewals or replacements necessary to keep its plant, properties and equipment in good working condition.

(j) BOOKS AND RECORDS. Maintain adequate books and records and refrain from making any material changes in its accounting procedures whether for tax purposes or otherwise.

(k) COMPLIANCE WITH LAWS. Comply in all material respects with all laws applicable to its business and the ownership of its property.

(l) PRESERVATION OF RIGHTS. Maintain and preserve all rights, privileges, charters and franchises it now has that are material to the conduct of its business.

(m) DIVIDENDS. Without the prior written consent of the Banks, refrain from: (1) declaring or paying any dividends on any of its capital stock, or (2) purchasing, redeeming or otherwise acquiring any of its capital stock.

(n) INVESTMENTS AND ACQUISITIONS. Without the prior written consent of the Banks, which shall not be unreasonably withheld, refrain from making or permitting to exist any investments or commitments therefor (including the acquisition, creation of or investment in any subsidiary), except:

      (i) Short-term obligations of, or fully guaranteed by, the United States of America.

      (ii) Commercial paper rated A-1 or better by Standard and Poor's Corporation or P-1 or better by Moody's Investors Service, Inc.

      (iii) Demand deposit accounts maintained in the ordinary course of business.

      (iv) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $50,000,000.

(o) DEPOSIT ACCOUNTS. Maintain substantially all of its deposit accounts with the Agent.

(p) COLLATERAL AUDITS. Permit, and reimburse the Agent for the cost of, two collateral audits during each calendar year, one to be performed by the Agent and one to be performed by Hilco/Great American Appraisal and Valuation Services, Inc., or other party selected by the Agent.

8.  EVENTS OF DEFAULT AND REMEDIES

8.1  DEFAULT

      Upon the occurrence of any one or more of the following Events of Default, or at any time afterward unless the default has been cured, the Banks may declare the Line to be terminated and in its discretion accelerate and declare the unpaid principal, accrued interest and all other amounts payable under the Revolving Notes and the Documents to be immediately due and payable:

(a) Default by the Borrower in the payment when due of any principal or interest due under any Revolving Note or any Standby L/C Agreement or the Documentary L/C Agreement and continuance for 5 days.

(b) Default by the Borrower in the observance or performance of any covenant or agreement contained in this Agreement, and continuance for more than 15 days following written notice from the Agent or any of the Banks.

(c) Default by the Borrower in the observance or performance of any covenant or agreement contained in the Documents, or any of them, excluding this Agreement, after giving effect to any applicable grace period.

(d) Default by the Borrower in any agreement with the Banks or any other lender that relates to indebtedness or guaranties or other indirect liabilities which would allow the maturity of such obligation to be accelerated.

(e) Any representation or warranty made by the Borrower to the Banks is untrue in any material respect.

(f) A garnishment, levy or writ of attachment, or any local, state, or federal notice of tax lien or levy is served upon any Bank for the attachment of property of the Borrower in any Bank's possession or indebtedness owed to the Borrower by any Bank.

(g) A material adverse change occurs in the Borrower's financial condition or which materially affects its ability to repay its obligations to the Banks.

8.2  IMMEDIATE DEFAULT

      If, with or without the Borrower's consent, a custodian, trustee or receiver is appointed for any of the Borrower's properties, or if a petition is filed by or against the Borrower under the United States Bankruptcy Code, then the Line shall immediately terminate and the unpaid principal, accrued interest and all other amounts payable under the Revolving Notes and the Documents will become immediately due and payable without notice or demand.

9  THE AGENT

9.1 Each Bank hereby appoints Norwest as its Agent under and for the purpose of this Agreement, the Revolving Notes, and each other related document. Each Bank authorizes the Agent to act on behalf of such Bank under this Agreement, the Revolving Notes, and each other related document and, in the absence of other written instructions from the Required Banks received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section 9 or as otherwise advised by counsel that such compliance would be unlawful), to exercise such powers hereunder and thereunder as are specially delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Notwithstanding any other provision in this Agreement, the Agent shall not, without the prior written consent of EACH Bank, (i) increase the amount of the Line, or the Line Percentages, (ii) modify any interest rate or fee applicable to the Revolving Notes, (iii) modify the Line Expiration Date, the last day of any Interest Period, or the date on which any payment in respect of the Revolving Notes is due, (iv) forgive all or any portion of any payment of principal or interest due under the Revolving Notes, (v) release any guaranty or any material portion of collateral, or (vi) modify any provision of this sentence. All other provisions set forth in this Agreement, other than those specified in the immediately preceding sentence, may be modified only with the approval of the Required Banks. The Agent is hereby expressly authorized by the Banks without hereby limiting any implied authority, (i) to receive on behalf of the Banks all payments of principal of and interest on the Advances, and all other amounts due to the Banks hereunder, and promptly to distribute to each Bank its proper share of each payment so received, and (ii) to give notice on behalf of each of the Banks to the Borrower of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder. Each Bank hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, in its capacity as Agent, PRO RATA according to such Bank's Line Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement, the Revolving Notes, and any other related document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by the Borrower; provided, however, that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or willful misconduct. The Agent shall not be required to take any action hereunder, under the Revolving Notes, or under any other related document, or to prosecute or defend any suit in respect of this Agreement, the Revolving Notes, or any other related document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the

Agent's determination, inadequate, the Agent may call for additional indemnification from the Banks and cease to do the acts indemnified against hereunder until such additional indemnity is given.

9.2 Unless the Agent shall have been notified by telephone, confirmed in writing, by any Bank by 3:00 p.m., Minneapolis time, on the day of the making of any Advance that such Bank will not make available the amount which would constitute its Line Percentage of such Advance on the date specified therefor, the Agent may assume that such Bank has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If any amounts payable hereunder by a Bank to the Agent or by the Agent to a Bank are not paid on the date such payment is due, such amount shall accrue interest until paid at the overnight federal funds rate as established by the Federal Reserve Bank of New York.

9.3 Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by the Agent under this Agreement or any other related document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other related document, nor for the creation, perfection or priority of any liens purported to be created by any related documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other related document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal maters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper person.

9.4 The Agent may resign as such at any time upon at least 30 days prior notice to the Borrower and all Banks. If the Agent at any time shall resign, the Required Banks may appoint another Bank as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agents' giving notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be one of the Banks or a commercial banking institution organized under the laws of the United States (or any state thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from any retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligation under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of this Section 9 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

9.5 Norwest shall have the same rights and powers with respect to (i) loans made by it or any of its affiliates, and (ii) promissory notes held by it or any of its affiliates as any other Bank and may prosecute the same as if it were not the Agent. Norwest and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any affiliate of the Borrower as if Norwest were not the Agent hereunder.

9.6 Each Bank acknowledges that it has, independently of the Agent and each other Bank, and based on such Bank's review of the financial information of the Borrower, this Agreement, the other related documents (the terms and provisions of which being satisfactory to such Bank) and such other documents, information and investigations as such Bank has deemed appropriate, made its own credit decision to enter into this Agreement. Each Bank also acknowledges that it will, independently of the Agent and each other Bank, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other related document.

9.7 Except as permitted under the terms and conditions of this Section 9.7 or, with respect to participations, under Section 9.8 hereof, no Bank may sell, assign or transfer its rights or obligations under this Agreement or its interest in any Revolving Note. Any Bank, at any time upon at least five
(5) Business Days prior written notice to the Agent and the Borrower, may assign such Bank's Revolving Note, or a portion thereof (so long as any such portion is not less than $2,500,000.00 and is in equal percentages of such assigning Bank's interest in the Line), to a domestic bank (an "Applicant") on any date (the "Adjustment Date") selected by such Bank, but only so long as the Borrower and the Agent shall have provided their prior written approval of such proposed Applicant, which prior written approval will not be unreasonably withheld. Notwithstanding the foregoing, (i) assignments may be made by a Bank to another Bank already a party to this Agreement in an amount not less than $1,000,000.00, and (ii) no such consent of the Borrower shall be required to sale of an interest to an affiliate of a Bank or, in any event, if an Event of Default shall exist. Upon receipt of such approval and to confirm the status of each additional Bank as a party to this Agreement and to evidence the assignment in accordance herewith:

            A. The Agent, the Borrower, the assigning Bank and such Applicant shall, on or before the Adjustment Date, execute and deliver to the Agent an Assignment Certificate in substantially the form of Exhibit E (an "Assignment Certificate");

            B. The Borrower will execute and deliver to the Agent, for delivery by the Agent in accordance with the terms of the Assignment Certificate, (i) a new Revolving Note payable to the order of the Applicant in an amount corresponding to the applicable commitment acquired by such Applicant, and (ii) a new Revolving Note payable to the order of the assigning Bank in an amount corresponding to the retained Line Percentage. Such new notes shall be in an aggregate principal amount equal to the aggregate principal amount of the notes to be replaced by such new notes, shall be dated the effective date of such assignment and shall otherwise be in the form of the notes to be replaced thereby. Such new notes shall be issued in substitution for, but not in satisfaction or payment of, the notes being replaced thereby and such new notes shall be treated as notes for purposes of this Agreement; and,

            C. The assigning Bank shall pay to the applicable Agent an administrative fee of $2,500.00.

Upon the execution and delivery of such Assignment Certificate and such new Revolving Notes, and effective as of the effective date thereof, (i) this Agreement shall be deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such additional Bank and the resulting adjustment of the Line Percentages arising therefrom, (ii) the assigning Bank shall be relieved of all obligations hereunder to the extent of the reduction of the assigning Bank's Line Percentages, and (iii) the Applicant shall become a party hereto and shall be entitled to all rights, benefits and privileges accorded to a Bank herein and in each other document or instrument executed pursuant hereto and subject to all obligations of a Bank hereunder, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Required Banks or all Banks. Promptly after the execution of any Assignment Certificate, a copy thereof shall be delivered by the Agent to each Bank and to the Borrowers. In order to facilitate the addition of additional Banks hereto, the Borrower and the Banks shall cooperate fully with the Agent in connection therewith and shall provide all reasonable assistance requested by the Agent relating thereto, including, without limitation, the furnishing of such written materials and financial information regarding the Borrower as the Agent may reasonably request, the execution of such documents as the Agent may reasonably request with respect thereto, and the participation by officers of the Borrower, and the Banks in a meeting or teleconference call with any Applicant upon the request of the Agent.

9.8 In addition to the rights granted in Section 9.7 hereof, each Bank may grant participations in all or a portion of its Revolving Note to any domestic or foreign commercial bank (having a branch office in the United States), insurance company, financial institution or an affiliate of such Bank. No holder of any such participation, however, shall be entitled to require any Bank to take or omit to take any action hereunder except those actions described in Section 9.1 hereof requiring consent of all Banks. The Banks shall not, as among the Borrowers, the Agent and the Banks, be relieved of any of their respective obligations hereunder as a result of any such grant of a participation. The Borrowers hereby acknowledge and agree that any participation described in this Section 9.8 may rely upon, and possess all rights under, any opinions, certificates, or other instruments or documents delivered under or in connection with any Loan Document. Except as set forth in this Section 9.8, no Bank may grant any participation in the Line.

9.9 Each Bank hereby agrees with each other Bank that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-off"), in respect of any Advance, in excess of its ratable share of payments based on its Line Percentage, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Advances, or participations therein, held by each such other Banks (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

10.  MISCELLANEOUS.

(a) 360 DAY YEAR. All interest and fees due under this Agreement will be calculated on the basis of actual days elapsed in a 360 day year.

(b) GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Banks and all calculations for compliance with financial covenants will be made using generally accepted accounting principles consistently applied ("GAAP").

(c) NO WAIVER; CUMULATIVE REMEDIES. No failure or delay by the Banks in exercising any rights under this Agreement shall be deemed a waiver of those rights. The remedies provided for in the Agreement are cumulative and not exclusive of any remedies provided by law.

(d) AMENDMENTS OR MODIFICATIONS. No amendment, modification, termination, or waiver of any provision of any Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase the Commitments of the Banks or subject the Banks to any additional obligations; (b) reduce the principal of, or interest on, the Revolving Notes or any fees hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Revolving Notes or any fees hereunder; (d) release any guaranty or any material portion of collateral, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Notes or the number of Banks which shall be required for the Banks or any of them to take action hereunder; or (f) amend, modify or waive any provision of this Section 10(d), and provided further than no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under any of the Loan Documents.

(e) BINDING EFFECT: ASSIGNMENT. This Agreement and the Documents are binding on the successors and assigns of the Borrower and Banks. The Borrower may not assign its rights under this

      Agreement and the Documents without the Banks' prior written consent. The Banks may sell participations in or assign the Documents and exchange financial information about the Borrower with actual or potential participants or assignees. Any assignee or participant shall be subject to the same standards of confidentiality as apply to the Banks.

(f) MINNESOTA LAW. This Agreement and the Documents will be governed by the substantive laws of the State of Minnesota.

(g) SEVERABILITY OF PROVISIONS. If any part of this Agreement or the Documents are unenforceable, the rest of this Agreement or the Documents may still be enforced.

(h) INTEGRATION. This Agreement and the Documents describe the entire understanding and agreement of the parties and supersedes all prior agreements between the Banks and the Borrower relating to each credit facility subject to this Agreement, whether verbal or in writing.

(i) WAIVER OF JURY TRIAL. The Borrower hereby waives the right to a trial by jury in any action relating to this Agreement or any Documents.

(j) COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall constitute one and the same instrument.

Address for notices to Agent:           Address for notices to Borrower:

Norwest Bank Minnesota,                 The Sportsman's Guide, Inc.
 National Association                   411 Farwell Avenue
55 East Fifth Street                    South Saint Paul, Minnesota  55075-0239
St. Paul, Minnesota 55101                   Attention: David M. Kolkind
    Attention: Thomas L. Falck,             Controller and Assistant Treasurer
    Vice President and Senior Banker


NORWEST BANK MINNESOTA,                 THE SPORTSMAN'S GUIDE, INC.
 NATIONAL ASSOCIATION, AS AGENT



BY: /s/ Thomas L. Falck                 BY: /s/ Charles Lingen
   -----------------------------------     ---------------------------------
            THOMAS L. FALCK
ITS:  VICE PRESIDENT AND SENIOR BANKER  ITS: CFO
                                            --------------------------------



Address for notices to Norwest:         Address for notices to M&I:

Norwest Bank Minnesota,                 M&I Marshall & Ilsley Bank
 National Association                   4135 Multifoods Tower
55 East Fifth Street                    33 South Sixth Street
St. Paul, Minnesota 55101               Minneapolis, Minnesota 55402
    Attention: Thomas L. Falck,             Attention: B. Douglas Pudvah
    Vice President and Senior Banker        Vice President

                                      -17-

NORWEST BANK MINNESOTA,                 M&I MARSHALL & ILSLEY BANK
 NATIONAL ASSOCIATION


BY: /s/ Thomas L. Falck                 BY:  /s/ Stephen F. Geimer
   -----------------------------------     ---------------------------------
           THOMAS L. FALCK              ITS: Vice President
ITS:  VICE PRESIDENT AND SENIOR BANKER      --------------------------------

                                        AND BY: /s/ Douglas Nelson
                                               -----------------------------
                                        ITS:  Vice President
                                             -------------------------------

Percentage Interest:  65.0              Percentage Interest:  35.0
Maximum Commitment:  $13,000,000.00     Maximum Commitment:  $7,000,000.00

                                  EXHIBIT A-1

                                REVOLVING NOTE

$7,000,000.00                                                     June 26, 1998

FOR VALUE RECEIVED, The Sportsman's Guide, Inc. (the "Borrower") promises to pay to the order of M&I Marshall & Ilsley Bank (the "Bank"), to Norwest Bank Minnesota, National Association, as Agent, at the Agent's main office in Minneapolis, Minnesota, for the account of the Bank, the principal sum of Seven Million and 00/100 Dollars ($7,000,000.00), or the amount shown on the Bank's records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing on the unpaid balance at an annual rate and in payment amounts determined in accordance with the provisions of the Credit Agreement defined below. Absent manifest error the Bank's records will be conclusive evidence of the principal and accrued interest owing hereunder.

       This Note constitutes one of the Revolving Notes issued pursuant to the provisions of that certain Credit Agreement of even date herewith (the "Credit Agreement") made between the undersigned, Norwest Bank Minnesota, National Association and M&I Marshall & Ilsley Bank. Reference is hereby made to the Credit Agreement for statements of the terms pursuant to which accrued interest on this Note is payable. Reference is also hereby made to the Credit Agreement for statements of the terms pursuant to which the indebtedness evidenced hereby was created, may be prepaid voluntarily, may be reborrowed and may be accelerated.

REPAYMENT TERMS

INTEREST. Interest accruing under this Note will be payable on the first day of each month, commencing July 1, 1998, and at other times as set forth in the Credit Agreement.

PRINCIPAL. All outstanding principal and any unpaid interest will be due on the Line Expiration Date, as established pursuant to the Credit Agreement, which in no event shall exceed July 31, 2003.

ADDITIONAL TERMS AND CONDITIONS. The Borrower agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by the Bank in the event this Revolving Note is not duly paid. Demand, presentment, protest and notice of nonpayment and dishonor of this Revolving Note are expressly waived. This Revolving Note will be governed by the substantive laws of the State of Minnesota.


THE SPORTSMAN'S GUIDE, INC.


BY:
    ---------------------------------

ITS:
     --------------------------------

                                 EXHIBIT A-2

                                REVOLVING NOTE


$13,000,000.00                                                    June 26, 1998

FOR VALUE RECEIVED, The Sportsman's Guide, Inc. (the "Borrower") promises to pay to the order of Norwest Bank Minnesota, National Association (the "Bank"), to Norwest Bank Minnesota, National Association, as Agent, at the Agent's main office in Minneapolis, Minnesota, for the account of the Bank, the principal sum of Thirteen Million and 00/100 Dollars ($13,000,000.00), or the amount shown on the Bank's records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing on the unpaid balance at an annual rate and in payment amounts determined in accordance with the provisions of the Credit Agreement defined below. Absent manifest error the Bank's records will be conclusive evidence of the principal and accrued interest owing hereunder.

     This Note constitutes one of the Revolving Notes issued pursuant to the provisions of that certain Credit Agreement of even date herewith (the "Credit Agreement") made between the undersigned, Norwest Bank Minnesota, National Association and M&I Marshall & Ilsley Bank. Reference is hereby made to the Credit Agreement for statements of the terms pursuant to which accrued interest on this Note is payable. Reference is also hereby made to the Credit Agreement for statements of the terms pursuant to which the indebtedness evidenced hereby was created, may be prepaid voluntarily, may be reborrowed and may be accelerated.

REPAYMENT TERMS

INTEREST. Interest accruing under this Note will be payable on the first day of each month, commencing July 1, 1998, and at other times as set forth in the Credit Agreement.

PRINCIPAL. All outstanding principal and any unpaid interest will be due on the Line Expiration Date, as established pursuant to the Credit Agreement, which in no event shall exceed July 31, 2003.

ADDITIONAL TERMS AND CONDITIONS. The Borrower agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by the Bank in the event this Revolving Note is not duly paid. Demand, presentment, protest and notice of nonpayment and dishonor of this Revolving Note are expressly waived. This Revolving Note will be governed by the substantive laws of the State of Minnesota.



THE SPORTSMAN'S GUIDE, INC.


BY:
    ---------------------------------

ITS:
     --------------------------------

                                  EXHIBIT B

                  CONDITIONS PRECEDENT TO INITIAL ADVANCE

NOTES

The Revolving Notes

SECURITY DOCUMENTS

Security Agreement and UCC-1 financing statements from the Borrower covering all accounts, inventory, equipment and general intangibles.

Landlord Waivers from any location where inventory or equipment is located in facilities not owned by the Borrower.

Releases of existing UCC filings as may be required by the Banks.

AUTHORIZATION

CORPORATE CERTIFICATE OF AUTHORITY. A certificate of the Borrower's corporate secretary as to the incumbency and signatures of the officers of the Borrower signing the Documents and containing a copy of resolutions of the Borrower's board of directors authorizing execution of the Documents and performance in accordance with the terms of the Agreement.

ORGANIZATION

ARTICLES OF INCORPORATION AND BY-LAWS. A certified copy of the Borrower's Articles of Incorporation and By-Laws and any amendments, if applicable.

CERTIFICATE OF GOOD STANDING. A copy of the Borrower's Certificate of Good Standing, recently certified by the Minnesota Secretary of State.

OTHER

EVIDENCE OF INSURANCE. Evidence that the insurance required under Section 7.3(e) of this Agreement is in force.

LEGAL OPINION. A signed opinion of counsel for the Borrower, addressed to the Banks, opining that: 1) the Borrower is duly organized and in good standing in its state of organization; 2) the Borrower is qualified in each state in which it does business and is legally required to be qualified; 3) the Borrower has the power to execute and deliver the Documents and to borrow money and perform in accordance with the terms of the Documents; 4) all corporate action and consent necessary to the validity of the Documents has been obtained; 5) the Documents have been duly signed and are the valid and binding obligation of the Borrower and enforceable in accordance with their terms; and 6) to the best of counsel's knowledge, the Documents and the transactions contemplated thereunder do not conflict with any provision of the articles of incorporation or by-laws of Borrower or any agreement binding upon the Borrower or its properties.

                                 EXHIBIT C

                    OFFICER'S CERTIFICATE OF COMPLIANCE

                         THE SPORTSMAN'S GUIDE, INC.

TO:  Norwest Bank Minnesota, National Association,
                     and
     M&I Marshall & Ilsley Bank
     (the "Banks")

     I am an officer of The Sportsman's Guide, Inc. (the "Borrower") and under the terms of a Credit Agreement (the "Agreement") between the Banks and the Borrower dated June 26, 1998, certify that:

     1. The attached financial statements of the Borrower from ____________________ through ____________________ (the "Statement Date") are true and correct and have been accurately prepared in accordance with generally accepted accounting principles applied consistently with the Borrower's most recent annual financial statement; and

     2. I have read and am familiar with the Agreement and have no knowledge of an existing event of default under the Agreement or of any event which would, after the lapse of time or the giving of notice, or both, constitute an event of default under the Agreement.

     The calculations regarding each financial covenant, as of the Statement Date, and regardless of whether the Borrower must be in compliance with each covenant as of the Statement Date, are as follows:

COVENANT                                             ACTUAL                     REQUIRED
TANGIBLE NET WORTH
     Total Net Worth
                                                  ------------
     (-) Intangible Assets
                                                  ------------
Tangible Net Worth                               $                   $13,000,000 plus 50% positive
                                                  ------------       net income reported quarterly,
                                                  ------------       starting 3/29/98

TOTAL LIABILITIES TO TOTAL NET WORTH RATIO
     Total Liabilities                            ------------

     Total Net Worth                              ------------

Total Liabilities/Total Net Worth                 ------------       2.25 to 1.0
                                                  ------------

NET INCOME                                       $                   $2,000,000 on rolling four
                                                  ------------       quarters basis
                                                  ------------

CAPITAL EXPENDITURES
     Capital Expenditures for fiscal year                            Maximum $3,000,000 each
     through the Statement Date                                      fiscal year.
                                                  ------------


THE SPORTSMAN'S GUIDE, INC.

BY:                                         DATE:
   -----------------------------                  -------------------------
ITS:
    ----------------------------

                                 Exhibit D

                         BORROWING BASE CERTIFICATE

                        THE SPORTSMAN'S GUIDE, INC.


TO:  Norwest Bank Minnesota, National Association,
              and
     M&I Marshall & Ilsley Bank
          (the "Banks")


     The Sportsman's Guide, Inc. (the "Borrower") certifies that the following computation of the Borrowing Base was performed as of __________________________ in accordance with the Borrowing Base definitions set forth below and in the Credit Agreement entered into between the Banks and the Borrower dated June 26, 1998.

Eligible Accounts Receivable means all accounts receivable of the Borrower except those which are:

     $                   1)   Greater than 30 days past the invoice due date.
     --------------
                         2)   Due from an account debtor, 10% or more of whose
     --------------           accounts owed to the Borrower are more than 30
                              days past the invoice due date.
                         3)   Delinquent, which shall mean due from an account
     --------------           debtor, one or more of whose scheduled credit card
                              payments has been rejected or not authorized by
                              the card issuer on the due date.
                         4)  Subject to offset or dispute.
     --------------
                         5)   Due from an account debtor who is subject to any
     --------------           bankruptcy proceeding.
                         6)   Owed by a shareholder, subsidiary, affiliate,
     --------------           officer or employee of the Borrower.
                         7)   Not subject to a perfected first lien security
     --------------           interest in favor of the Agent on behalf of the
                              Banks.
                         8)   Due from an account debtor located outside the
     --------------           United States and not supported by a standby
                              letter of credit acceptable to the Agent on behalf
                              of the Banks.
                         9)   Due from a unit of government, whether foreign or
     --------------           domestic.
                         10)  Otherwise deemed ineligible by the Banks in their
     --------------           reasonable discretion.

Total E-Z Pay Plan Receivables            $
                                          --------------
     Less:  1) Delinquent                 $
               (item 3 from above)        --------------
            2) Other ineligibles          $
               (1, 2 and 4-10 above)      --------------


Total Deferred Payment Plan Receivables   $
                                          --------------

     Less:  1) Delinquent                 $
               (item 3 from above)        --------------

            2) Other ineligibles          $
               (1, 2 and 4-10 above)      --------------

Total Other Receivables                   $
                                          --------------

     Less:  1) Delinquent                 $
               (item 3 from above)        --------------

            2) Other ineligibles          $
               (1, 2 and 4-10 above)      --------------

     Eligible A/R                         $
                                          --------------

     80% of Eligible Accts. Receivable                        $
                                                              --------------
                                                              --------------

Eligible Inventory means all inventory owned by the Borrower, plus inventory being purchased under a Documentary L/C, as determined by generally accepted accounting principles, except inventory which is:

     $                   1)   In transit; unless covered by a L/C issued by
     --------------           Norwest
                         2)   Located at any warehouse not approved by the
     --------------           Agent.
                         3)   Covered by a warehouse receipt or other document
     --------------           of title.
                         4)   On consignment to or from any other person or
     --------------           subject to any bailment.
                         5)   Not subject to a perfected first lien security
     --------------           interest in favor of the Agent on behalf of the
                              Banks.
                         6)   Samples, supplies, shipping supplies, parts
     --------------           inventory, returns inventory (including inventory
                              in the process of being returned) and damaged
                              inventory.
                         7)   Work-in-process inventory.
     --------------
                         8)   Otherwise deemed ineligible by the Banks in their
     --------------           reasonable discretion.

     And the greater of:

                        10.a) Obsolete inventory as defined by slow moving
     --------------           inventory (less than 10 sales in 9 months and
                              over 270 days), or

                        10.b) The Borrower's Reserve for Obsolescence.
     --------------

Total Inventory                           $
                                          --------------

Plus Inventory being purchased under L/C  $
                                          --------------

     Less:  Ineligible Inventory          $
                                          --------------

     Eligible Inventory                   $
                                          --------------

     60% of Eligible Inventory (not to exceed $17,000,000)    $
                                                              --------------
                                                              --------------


     Total Borrowing Base                                     $
                                                              --------------
                                                              --------------

     Total Advances Outstanding           $
                                          --------------
     Total L/Cs and time drafts           $
                                          --------------

     Total Line Outstandings                                  ($            )
                                                              --------------
                                                              --------------

     Excess (Deficit)                                         $
                                                              --------------
                                                              --------------


THE SPORTSMAN'S GUIDE, INC.


By:                                    Date:
   ------------------------------            ---------------------------
Its:
    -----------------------------

                                   EXHIBIT E


                              ASSIGNMENT AGREEMENT



     This Assignment Agreement (this "Assignment Agreement") between ______________________________________________________ (the "Assignor") and
______________________________________________________ (the "Assignee") is
dated as of _______________, ____.  The parties hereto agree as follows:

     1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement, dated as of June 26, 1998 (which, as it may be amended, modified, renewed or extended from time to time, is herein called the "Credit Agreement"), among The Sportsman's Guide, Inc. (the "Borrower"), certain banks party thereto and Norwest Bank Minnesota, National Association, as agent for such banks. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement. The Assignor desires to assign to the Assignee, and the Assignee desires to assume from the Assignor, an undivided interest (the "Purchased Percentage") in the commitment of the Assignor such that after giving effect to the assignment and assumption hereinafter provided, the commitment of the Assignee shall equal $___________ and its percentage of the Aggregate Commitment shall equal ____%.

     2. ASSIGNMENT. For and in consideration of the assumption of obligations by the Assignee set forth in Section 3 hereof and the other consideration set forth herein, and effective as of the Effective Date (as hereinafter defined), the Assignor does hereby sell, assign, transfer and convey all of its right, title and interest in and to the Purchased Percentage of (i) the commitment of the Assignor (as in effect on the Effective Date), (ii) any Advance outstanding on the Effective Date and (iii) the Credit Agreement and the other Documents. Pursuant to Section 9.7 of the Credit Agreement, on and after the Effective Date the Assignee shall have the same rights, benefits and obligations as the Assignor had under the Documents with respect to the Purchased Percentage of the Documents, all determined as if the Assignee were a "Bank" under the Credit Agreement with ____% of the aggregate commitment. The Effective Date shall be the later of __________ or two Business Days (or such shorter period agreed to by the Agent) after this Assignment has been delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Section 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date on the Business Day prior to the proposed Effective Date.

     3. ASSUMPTION. For and in consideration of the assignment of rights by the Assignor set forth in Section 2 hereof and the other consideration set forth herein, and effective as of the Effective Date, the Assignor does hereby accept that assignment, and assume and covenant and agree fully, completely and timely to perform, comply with and discharge, each and all of the obligations, duties and liabilities of the Assignor under the Credit Agreement which are assigned to the Assignee hereunder, which assumption includes, without limitation, the obligation to fund the unfunded portion of the aggregate commitment in accordance with the provisions set forth in the Credit Agreement as if the Assignee were a "Bank" under the Credit Agreement with ____% of the aggregate commitment. The Assignee agrees to be bound by all provisions relating to "Banks" under and as defined in the Credit Agreement, including, without limitation, provisions relating to the dissemination of information and the payment of indemnification.

     4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the Purchased Percentage of the Assignor's commitment and Advances. The Assignee shall advance funds directly to the Agent with respect to all Advances and reimbursement payments made on or after the Effective Date. In consideration for the sale and assignment of outstanding advances hereunder, (i) with respect to all Base Rate Borrowings made by the Assignor outstanding on the Effective Date, the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the Purchased Percentage of all such Base Rate Borrowings; and (ii) with respect to each LIBOR Borrowing made by the Assignor outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such LIBOR Borrowing either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a),
(b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the Purchased Percentage of such LIBOR Borrowing. On and after the Effective Date, the Assignee will also remit to the Assignor any amounts of interest on Advances and fees received from the Agent which relate to the Purchased Percentage of Advances made by the Assignor accrued for periods prior to the Effective Date, in the case of Base Rate Borrowings, or the Payment Date, in the case of LIBOR Borrowing, and not heretofore paid by the Assignee to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any LIBOR Borrowings sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on such LIBOR Borrowing at the applicable rate provided by the Credit Agreement. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

     5. CREDIT DETERMINATION; LIMITATIONS ON ASSIGNOR'S LIABILITY. The Assignee represents and warrants to the Assignor that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as the Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no representation or warranty of any kind to the Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any other Document, including without limitation, documents granting the Assignor and the other Banks a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Documents, (v) inspecting any of the property, books or records of the Borrower or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Advances. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Advances or the Documents, except for its or their own bad faith or willful misconduct.

     6. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's performance or non-performance of obligations assumed under this Assignment Agreement.

     7. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 9.7 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Documents has been obtained, (ii) the assignee under such assignment from the Assignee shall agree to assume all of the Assignee's obligations hereunder in a manner satisfactory to the Assignor and (iii) the Assignee is not thereby released from any of its obligations to the Assignor hereunder.

     8. ENTIRE AGREEMENT. This Assignment Agreement and the attached consent embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     9. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Minnesota.

     10. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                       [NAME OF ASSIGNOR]


                                       By:
                                          ----------------------------------

                                       Title:
                                             -------------------------------

                                             -------------------------------

                                             -------------------------------



                                       [NAME OF ASSIGNEE]


                                       By:
                                          ----------------------------------

                                       Title:
                                             -------------------------------

                                             -------------------------------

                                             -------------------------------

                                  SCHEDULE 1

                                EXISTING LIENS

                          THE SPORTSMAN'S GUIDE, INC.

                                JUNE 26, 1998

-----------------------------------------------------------------------------------------------------------------------------------
FILE NUMBER:      DATE FILED:          LIENHOLDER:                      PURPOSE:                               NOTES:
-----------------------------------------------------------------------------------------------------------------------------------

 159723            6/24/93         Len Paletz                  Subordinated notes                    Debt extinguished.  UCC
                                                                                                     termination to be filed with
                                                                                                     Secretary of State by July 15,
                                                                                                     1998.

 1660941           3/28/94         Ruth J. Conway et. al.      Subordinated notes                    Debt extinguished.  UCC
                                                                                                     termination to be filed with
                                                                                                     Secretary of State by July 15,
                                                                                                     1998.

 1845531           5/3/96          Norwest Business            Revolving Credit                      To be paid off by this credit
                                   Credit                                                            agreement.

 1853428           5/31/96         Norwest Bank                Secondary exposure for operating
                                   Minnesota, N.A.             services.




CERTIFIED CORRECT:

THE SPORTSMAN'S GUIDE, INC.


BY:  /s/ Charles Lingen                 DATE: 6/26/98
    -------------------------------          -----------------------------

ITS: CFO
     ------------------------------

                                     SCHEDULE 2

                               EXISTING INDEBTEDNESS

                            THE SPORTSMAN'S GUIDE, INC.

                                   JUNE 26, 1998

INDEBTEDNESS                                                     AMOUNT
Housing and Redevelopment Authority - South Saint Paul, MN       $120,000.00



CERTIFIED CORRECT:

THE SPORTSMAN'S GUIDE, INC.


BY:  /s/ Charles Lingen                 DATE: 6/26/98
    -------------------------------          -----------------------------

ITS: CFO
     ------------------------------

                                     SCHEDULE 3

                                     GUARANTIES

                            THE SPORTSMAN'S GUIDE, INC.

                                   JUNE 26, 1998

DEBTOR                      CREDITOR                     AMOUNT
None                        None                         None



CERTIFIED CORRECT:

THE SPORTSMAN'S GUIDE, INC.


BY:  /s/ Charles Lingen                 DATE: 6/26/98
    -------------------------------          -----------------------------

ITS: CFO
     ------------------------------